Bovie Medical Reports 2016 Third Quarter and Nine Month Results

Third Quarter Financial and Operating Highlights

■	Total revenue increased 28.6% to $10.1 million, reflecting continued strong demand across Bovie’s three major product categories

■	J-Plasma® revenues were $1.4 million, up 177% year-on-year and 83% sequentially

■	Gross margin expanded to 50.3% from 41.3%

■	Operating leverage drove substantial improvement in operating results

CLEARWATER, FL — OCTOBER 26, 2016- Bovie Medical Corporation (NYSEMKT:BVX), a maker of medical devices and supplies and the developer of J-Plasma®, a patented new surgical product, today announced financial results for the three and nine months ended September 30, 2016.

Management Comments

“This was another quarter of strong performance for Bovie Medical, demonstrating our ability to scale the business, while significantly improving margins and operating profitability,” said Robert L. Gershon, Chief Executive Officer.  “We continue to build upon the strong foundation put in place last year, leveraging our R&D, manufacturing and SG&A infrastructure as we drive double-digit sales growth.

“In the third quarter, each of our key product categories posted strong revenue increases. In Core and OEM, our business continues to underscore the strength of the Bovie brand and the Company’s reputation for high quality product development and manufacturing. Sales of J-Plasma®, which is the leading product in our Growth category, increased exponentially on both a year-on-year and sequential basis. This growth reflected significant sales generated by Bovie’s sales force, and the benefit of demo sales to our sales channel partners.  J-Plasma® hand piece volume increased 166% year over year and 64% sequentially, an important indication of the increasing adoption of the product.  Also, in the third quarter, we received FDA clearance for our PlazXact™ Ablator, which is the most recent launch in our Growth category, and representative of our strategy to continue to judiciously evaluate and unlock the value of the Bovie product portfolio through our R&D efforts,” Mr. Gershon noted.

Third Quarter 2016 Results

Third quarter revenue increased 28.6% to $10.1 million from $7.8 million in the third quarter of 2015.  Revenue benefitted from strong sales across all product categories.  J-Plasma® revenue accounted for 13.9% of total sales, up from 6.5% in the same period of the prior year.

Gross margin increased 900 basis points to 50.3% compared with 41.3% in the third quarter of 2015, reflecting an increased proportion of sales coming from the higher margin OEM and J-Plasma® products.

Total operating expenses were $5.3 million in the third quarter, representing 52.7% of sales compared to $5.0 million, or 64.5% of sales in the third quarter of 2015 as the Company was able to leverage expenses over a higher revenue base. Operating loss narrowed to $0.2 million, down significantly when compared with an operating loss of $1.8 million in the third quarter of 2015.

Net loss attributable to common shareholders was $1.0 million, or $0.04 per diluted share, compared with a net loss of $1.6 million, or $0.06 per diluted share in the same period of the prior year.  On a non-GAAP basis, the third quarter results for 2016 included an expense of $683,000 related to the revaluation of derivative warrants. Excluding the derivative revaluation expense, the company would have reported a non-GAAP net loss per diluted share of $0.01 in the third quarter of 2016, compared to a non-GAAP net loss per diluted share of $0.07 for the third quarter of 2015.

Nine Month 2016 Highlights

Total revenue increased 27.8% year-over-year to $27.1 million
J-Plasma® revenues increased 163% to $2.5million
Gross margin expanded 562 basis points to 48.2%
Total operating expenses as a percent of revenue declined 1080 basis points to 58.4%
Operating loss narrowed to $2.7 million from $5.6 million in the same period of the prior year

Cash utilized in operations was $2.3 million, down from $4.8 million in the same period of the prior year. On a non-GAAP basis, the nine months ended September 30, 2016 included an expense of $555,000 related to the revaluation of derivative warrants. Excluding the derivative revaluation expense, the company would have reported a non-GAAP net loss per diluted share of $0.11 for the nine months ended September 30, 2016, compared to a non-GAAP net loss per diluted share of $0.25 for the same period of 2015.

Balance Sheet and Cash Flow

The Company had unrestricted cash and cash equivalents of $9.3 million at the end of the third quarter, the same at the end of the second quarter of 2016, achieving our goal of cash flow neutrality one quarter earlier than expected.

Recent Developments/News

■
For the third consecutive year a J-Plasma® product has been cited for innovation.  In August 2016, the BOVIE J-Plasma® Precise 360™ Handpiece was named an ‘Innovation of the Year’ by the Society of Laparoendoscopic Surgeons (SLS).

■
In August, the Company received Food and Drug Administration 510(K) Clearance for the PlazXact™ Ablator. PlazXactTM is an innovative tool that offers surgeons precision and safety when performing arthroscopic procedures and has the advantage of being compatible with standard electrosurgical generators found in ambulatory surgical centers and hospital operating rooms.

■
J-Plasma® has been named an Innovative Technology by Vizient, the largest member-owned health care company in the country. Vizient works with member-led councils and task forces to identify and review potentially innovative products. If a product is designated “Innovative” a contract may be awarded outside of Vizient’s competitive bid cycle.

Summary and Outlook

“Based on our year-to-date financial results and revenue expectations heading into the fourth quarter, 2016 will be a record revenue year for the Company. Also, we are pleased to have achieved cash flow neutrality in this year’s third quarter, one quarter earlier than expected.  We expect year-on-year fourth quarter operating result comparisons to benefit from an increased proportion of sales from our higher margin OEM and J-Plasma® products, similar to the trends that we have seen in the second and third quarters of this year. The impact on operating results and cash flow is likely to be less pronounced in the fourth quarter, however, based on the timing of certain R&D and product development spending.

“Looking ahead to 2017, we expect to achieve another year of significant revenue growth, comprised of consistent performance in our core and OEM product lines, accelerated growth in J-Plasma® sales from our multi-specialty strategy and our sales channel partnerships, and new product additions to our growth product category.  We continue to be in a strong position to leverage our existing infrastructure and should see operating expenses, including R&D, continue to progressively decline as a percent of revenue as we move forward into 2017,” concluded Mr. Gershon.

Conference Call Details

The Company’s management will host a conference call on Wednesday October 26, 2016 at 4:30pm Eastern Time to discuss the latest financial results and corporate developments. Following management’s prepared remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 800-862-9098. International callers should call 785-424-1051. Participants should ask for the Bovie Medical Corporation Call. The conference call will also be available through a live webcast at Bovie Medical Corporation’s website or at http://www.investorcalendar.com/IC/CEPage.asp?ID=175324.

A replay of the call will be available approximately two hours after the end of the call through November 26, 2016. The replay can be accessed via Bovie Medical Corporation’s website or by dialing 877-481-4010 for U.S. callers or 919-882-2331 for International callers and using the replay access code 10093.

Investor Relations Contact
MBS Value Partners
Lynn Morgen/Jane Searle 212-750-5800
investor.relations@boviemed.com

About Bovie Medical Corporation

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma®, a patented new plasma-based surgical product for cutting and coagulation. J-Plasma® utilizes a helium ionization process to produce a stable, focused beam of ionized gas that provides surgeons with greater precision, minimal invasiveness and an absence of conductive currents through the patient during surgery. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company’s own well-respected brands (Bovie®, Aaron®, IDS™ and ICON™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company’s current and new products, please refer to the Investor Relations section of Bovie Medical Corporation’s www.boviemed.com

Use of Non-GAAP Financial Measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP). These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Adjusted non-GAAP gross margin, adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the gross margin, income from operations, net income and income per diluted share of the company excluding unusual items. Management uses and presents these measures because management believes that such adjustments facilitate an understanding of the financial impact of unusual items on the company’s short- and long-term financial trends. Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filing with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2015 and subsequent 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

BOVIE MEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015
(Unaudited) (in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Sales	$10,063	$7,823	$27,133	$21,226
Cost of sales	5,001	4,594	14,049	12,183

Gross profit	5,062	3,229	13,084	9,043

Other costs and expenses:
Research and development	682	583	1,941	1,534
Professional services	292	427	1,045	1,070
Salaries and related costs	2,192	1,929	6,492	5,749
Selling, general and administrative	2,141	2,103	6,354	6,325

Total other costs and expenses	5,307	5,042	15,832	14,678

Loss from operations	(245)	(1,813)	(2,748)	(5,635)

Interest expense, net	(36)	(40)	(125)	(120)
Change in fair value of warrant liabilities, net	(683)	266	(555)	1,800
Total other income (expense), net	(719)	226	(680)	1,680

Loss before income taxes	(964)	(1,587)	(3,428)	(3,955)

Income tax benefit, net	--	--	--	(8)

Net loss	$(964)	$(1,587)	$(3,428)	$(3,963)

Accretion on convertible preferred stock	--	--	--	(222)
Gain on conversion of warrants and preferred shares, net	--	--	--	13,956
Net income (loss) attributable to common shareholders	$(964)	$(1,587)	$(3,428)	$9,771

Income (loss) per share
Basic	(0.04)	(0.06)	(0.13)	0.42
Diluted	(0.04)	(0.06)	(0.13)	0.31

Weighted average number of shares outstanding- basic	27,075	27,051	27,059	23,414
Weighted average number of shares outstanding - dilutive	27,075	27,051	27,059	26,346

BOVIE MEDICAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2016	2015
	(Unaudited)

Current assets:

Cash and cash equivalents	$9,329	$11,805
Restricted cash	779	839
Trade accounts receivable, net	3,869	2,925
Inventories, net	5,930	5,957
Prepaid expenses and other current assets	564	516

Total current assets	20,471	22,042

Property and equipment, net	6,498	6,810
Brand name and trademark	1,510	1,510
Purchased technology and license rights, net	242	323
Goodwill	185	185
Deposits	123	123
Deferred tax asset	-	25
Other assets	119	430

Total assets	$29,148	$31,448

BOVIE MEDICAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(CONTINUED)
(in thousands)

	September 30,	December 31,
	2016	2015
	(Unaudited)
Current liabilities:
Accounts payable	$1,650	$1,214
Accrued payroll	216	321
Accrued vacation	454	228
Current portion of mortgage note payable	239	239
Accrued and other liabilities	1,666	2,119

Total current liabilities	4,225	4,121

Mortgage note payable, net of current portion	2,754	2,934
Notes payable	140	140
Deferred rent	14	18
Deferred tax liability	564	564
Derivative liabilities	822	267

Total liabilities	8,519	8,044

Stockholders' equity:
Series B convertible preferred stock, par value $.001; 3,588,139 issued and 1,975,639 outstanding as of September 30, 2016 and December 31, 2015.	2	2
Common stock, par value $.001 par value; 40,000,000 shares authorized; 27,285,297 issued and 27,142,218 outstanding as of September 30, 2016 and 27,194,251 issued and 27,051,172 outstanding as of December 31, 2015	27	27
Additional paid-in capital	43,512	42,859
Accumulated deficit	(22,912)	(19,484)

Total stockholders' equity	20,629	23,404

Total liabilities and stockholders' equity	$29,148	$31,448

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in '000's except earnings per share)	2016	2015	2016	2015

Net income/(loss) GAAP basis	$(964)	$(1,587)	$(3,428)	$(3,963)
Accretion on convertible preferred stock	-	-	-	(222)
Deemed dividend on conversion of warrants and Series A convertible preferred to Series B convertible preferred stock	-	-	-	13,956
Net income/(loss) attributable to common shareholders	$(964)	$(1,587)	$(3,428)	$9,771
Net income/(loss) per share - basic (GAAP basis)	$(0.04)	$(0.06)	$(0.13)	$0.42

Other non-GAAP adjustments:
(Gain)/loss on change in fair value of derivative liabilities	$683	$(266)	$555	$(1,800)
Accretion on convertible preferred stock	-	-	-	222
Deemed dividend on conversion of warrants and Series A convertible preferred to Series B convertible preferred stock	-	-	-	(13,956)
Adjusted non-GAAP net income/(loss)	$(281)	$(1,853)	$(2,873)	$(5,763)

Income/(loss) per share - basic on: (Note 1)
(Gain) on change in fair value of derivative liabilities	-	(0.01)	-	(0.08)
Accretion on convertible preferred stock	-	-	-	0.01
Gain on conversion of warrants and Series A convertible preferred to Series B convertible preferred stock	-	-	-	(0.60)
Adjusted non-GAAP net (loss) per share -basic	$(0.01)	$(0.07)	$(0.11)	$(0.25)

Weighted average number of shares outstanding - basic	27,075	27,051	27,059	23,414
Weighted average number of shares outstanding - diluted	27,075	27,051	27,059	26,346

(Note 1) Amounts reflected in the presentation of EPS calculations may be impacted by rounding